QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-214244, No. 333-217898, No. 333-224791 and No. 333-231343 on Form S-8 and Registration Statement No. 333-231320 on Form S-3 of our reports dated February 27, 2020, relating to the financial statements of Ra Pharmaceuticals, Inc. and the effectiveness of Ra Pharmaceutical, Inc's internal control over financial reporting appearing in this Annual Report on Form 10-K of Ra Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 27, 2020

QuickLinks

  Exhibit 23.1